Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-62063, No. 333-66064, No. 333-115455 and No. 333-160405 on Form S-8 of our report dated March 13, 2012, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of TriCo Bancshares for the year ended December 31, 2011.

/s/ Moss Adams
Stockton, California
March 13, 2012